Exhibit 99.2

Hour Loop, Inc. Announces Closing of $6.9 Million Initial Public

Offering and Full Exercise of Underwriter’s Over-Allotment Option

Redmond, Wash., Jan. 11, 2022 – Hour Loop, Inc. (Nasdaq:HOUR) (“Hour Loop” or the “Company”), a leading online retailer, today announced the closing of its initial public offering of 1,725,000 shares of common stock (the “Common Stock”), which included the full exercise of the underwriter’s over-allotment option, at a public offering price of $4.00 per share, for aggregate gross proceeds of $6.9 million, prior to deducting underwriting discounts, commissions, and other offering expenses.

The Company’s Common Stock began trading on the Nasdaq Capital Market on January 7, 2022, under the symbol “HOUR”.

EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”), acted as sole book-running manager for the offering.

Anthony L.G., PLLC acted as legal counsel to Hour Loop and Pryor Cashman LLP acted as legal counsel to EF Hutton for the offering.

A registration statement on Form S-1, as amended (File No. 333-260540), was filed with the Securities and Exchange Commission (“SEC”) and was declared effective on January 6, 2022. A final prospectus relating to the offering was filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus relating to this offering, when available, may be obtained from EF Hutton, division of Benchmark Investments, LLC, 590 Madison Avenue, 39th Floor, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@efhuttongroup.com or telephone at (212) 404-7002.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Hour Loop, Inc.

Hour Loop is an online retailer engaged in e-commerce retailing in the U.S. market. It has operated as a third-party seller on www.amazon.com and has sold merchandise on its website at www.hourloop.com since 2013. The Company expanded its operations to www.walmart.com in October 2020. To date, the Company has generated practically all of its revenue as a third-party seller on www.amazon.com and only a negligible amount of revenue from its own website and Walmart. Hour Loop manages more than 100,000 stock-keeping units (“SKUs”). Product categories include home/garden décor, toys, kitchenware, apparels, and electronics. The Company’s primary strategy is to bring most of its vendors product selections to the customers. It has advanced software that assists the Company in identifying product gaps so it can keep such products in stock year-round including the entirety of the last quarter (holiday season) of the calendar year (“Q4”). In upcoming years, Hour Loop plans to expand its business rapidly by increasing the number of business managers, vendors and SKUs.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering. No assurance can be given that the offering will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the Company on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in the Risk Factors section of the Company’s Registration Statement and preliminary prospectus for the offering filed with the SEC. Thus, actual results could be materially different. The Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, after the date of this release, except as required by law.

Contact

Investor Relations

Alex Thompson

Gateway Group, Inc.

(949) 574-3860

hourloop@gatewayir.com